As  filed with the Securities and Exchange Commission on December
22, 2000.

                                 Registration No. _______________



               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                      ____________________


                            FORM S-8
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933
                      ____________________

                       DMI FURNITURE, INC.
       (Exact name of Company as specified in its charter)

Delaware                                      41-0678467
(State or other                               (I.R.S. Employee
jurisdiction of                               Identfication No.)
Incorporation or
organization)
                        One Oxmoor Place
                        101 Bullitt Lane
                   Louisville, Kentucky 40222
            (Address of principal executive offices)
                      _____________________

   DMI Furniture, Inc. 1993 Long-Term Incentive Stock Plan for
                            Employees
                     (Full title of the plan)
                      _____________________

Joseph G. Hill                           Copy to:
Executive   Vice  President,
Operations and Secretary                 Alan K. MacDonald
DMI Furniture, Inc.                      Frost Brown Todd LLC
One Oxmoor Place                         400 W. Market Street
101 Bullitt Lane                         32nd Floor
Louisville, Kentucky 40222               Louisville, Kentucky  40202-3363
(502) 426-4351                           (502) 589-5400

(Name, address and telephone
number,
Including area code, of
agent for service)
                     _______________________

 CALCULATION OF
REGISTRATION FEE
    Title of      Amount to    Proposed    Proposed     Amount
   securities         be       maximum      maximum       of
to be registered  Registered   offering    aggregate   registration
                              price per    offering       fee
                                share        price
  Common Stock,    200,000    $2.00 (2)   $400,000.00    $264.00
no par value      Shares (1)

(1) Plus such additional shares as may become issuable by reason of the antidilution provisions of the Plan.
(2) Estimated solely for the purpose of determining the registration fee, based on the average bid and asked prices on December 20, 2000 as reported by the Nasdaq SmallCap Market, pursuant to Rule 457.

                             PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


      The contents of Registrant's Registration Statement on Form S-8 (Registration No. 33-85826) to register 600,000 shares of its common stock originally authorized for issuance under Registrant's 1993 Long-Term Incentive Stock Plan for Employees have been incorporated by reference in this Registration Statement.

Item 8.   Exhibits.

       Exhibit No.       Description of Exhibit

       4.1...........DMI Furniture, Inc. 1993 Long-Term Incentive
                     Stock Plan for Employees (incorporated by reference to the Registration Statement on Form S-8, Registration No. 33-85826)

       4.2...........Restated Certificate of  Incorporation
                     (incorporated by reference to the Registration Statement on Form S-8, Registration No. 333-52546)

       4.3...........Amended and Restated Bylaws
                     (incorporated by reference to Exhibit 3 to Form 8-K dated September 6, 2000)

       5.............Opinion of Frost Brown Todd LLC

       23.1..........Consent of Arthur Anderson LLP

       23.2..........Consent  of Frost Brown  Todd  LLC
                     (contained in their opinion filed as Exhibit 5)

       24............Powers of Attorney (included on the
                     signature   page  of  this  Registration
                     Statement)

                           SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Louisville, Kentucky on this 15th day of December, 2000.



                                   By:  /s/ Donald D. Dreher
                                        Donald D. Dreher
                                        Chairman, President &
                                        Chief Executive Officer


                        POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Donald D. Dreher and Joseph G. Hill, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Signature                     Title                  Date


/s/ Donald D. Dreher        President, Chief Executive      December 15, 2000
Donald D. Dreher              Officer and Director
                             (Principal Executive
                              Officer)

/s/ Joseph G. Hill         Executive Vice President,        December 15, 2000
Joseph G. Hill            Operations,  Secretary and
                                   Director



/s/ Phillip J. Keller     Vice President, Finance,          December 15, 2000
Phillip J. Keller       Chief Financial Officer and
                          Treasurer (Principal
                       Financial and Accounting
                              Officer)


/s/ Thomas M.                 Director               December 15, 2000
Thomas M. Levine


/s/ David M. Martin           Director               December 15, 2000
David M. Martin


/s/ W. Howard Armistead       Director               December 15, 2000
W. Howard Armistead


/s/ Joseph L. Ponce           Director               December 15, 2000
Joseph L. Ponce



                          EXHIBIT INDEX



Exhibit Number                     Description of Exhibit


      4.1...........DMI Furniture, Inc. 1993 Long-Term  Incentive
                    Stock Plan for Employees (incorporated by reference to the Registration
                    Statement on Form S-8, Registration  No. 33-85826)

      4.2...........Restated Certificate of Incorporation
                    (incorporated by reference to the
                    Registration Statement on Form S-8,
                    Registration No. 333-52546)

      4.3...........Amended and Restated Bylaws (incorporated by reference to Exhibit 3 to Form  8-K
                    dated September 6, 2000)

      5.............Opinion of Frost Brown Todd LLC

      23.1..........Consent of Arthur Andersen LLP

      23.2..........Consent  of Frost Brown  Todd  LLC
                    (contained in their opinion filed as Exhibit 5)

      24............Powers of Attorney (included on the
                    signature page of this Registration
                    Statement)